Smart-tek Begins Work on Projects Valued in Excess of $500,000

CORTE MADERA, Calif., April 12, 2006 Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that its operating subsidiary, Smart-tek Communications Inc. (“SCI”), has commenced work on the Pomaria, Laguna, La Colomba and Skyline projects.  The aggregate value of these contracts was in excess of $500,000.

“We are very happy to announce that we have commenced work on four projects in our commercial and residential security/surveillance business” said Perry Law, President of SCI.  “We continue to have great success in our security/surveillance business as evidenced by our recent contract signings.  We strive to be innovative leaders in our market by using state of the art technologies in our projects and continue to complete our jobs on time and on budget.”

The Pomaria is a 138 unit Qualex Landmark development designed by Raffi Architects located in downtown Vancouver.   Work for this project will include providing integrated proximity access control, intercom, CCTV, elevator access control and suite security systems.

Complete details and project status can be seen by accessing the following link:  www.pomaria.com/passion.html.

The 76 unit Laguna development is owned by Prima Properties Ltd. located in downtown Vancouver.  Work for this project will include providing integrated proximity access control, intercom, CCTV, elevator access control and suite security systems.

Complete details and project status can be seen by accessing the following link:  www.itc-group.com/experience/Underconstruction.

The LaColomba is residential development consisting of studio, 1 bedroom and 2 bedroom urban condos located in Vancouver.  Work on this project will include providing telephone/data backbone to the building, an integrated proximity access control, intercom, CCTV, elevator access control and suite security systems.

Complete details and project status can be seen by accessing the following link: www.lacolomba.ca.

The Skyline project is a joint partnership between First Western Developments Limited and Leeda Developments Group located in Vancouver.  Work on this project will consist of integrated proximity access control, intercom, CCTV and elevator access control.

Complete details and project status can be seen by accessing the following link: www.skylinecondos.ca.

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector and poultry monitoring with its RTAC-PM bird flu containment system, providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communication (“SCI”) is a market leader in providing surveillance technology solutions for the monitoring and containment of the H5N1 virus with the recent introduction of its RTAC-PM system.  This scaleable system has been designed to help countries contain the deadly avian flu virus currently threatening the world.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

More information on Smart-tek Solutions’ RTAC-PM bird flu containment system can be found at www.smart-teksolutions.com/rfid.html.

More information on Smart-tek Solutions can be found at www.smart-teksolutions.com.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and quarterly report on Form 10-QSB the quarter ended December 31, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711